                                                                    Exhibit 23.2



                      INDEPENDENT AUDITORS' CONSENT
                      -----------------------------


We consent to the incorporation by reference in this Registration Statement of Apertus Technologies Incorporated on Form S-3 of our report (on the consolidated financial statements of Apertus Technologies Incorporated for the year ended March 28, 1993) dated May 11, 1993, appearing in the Annual Report on Form 10-K of Apertus Technologies Incorporated for the year ended April 2, 1995. We also consent to the incorporation by reference in this Registration Statement of our report (on the consolidated financial statements of BlueLine Software, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994) dated April 6, 1995, except for the third paragraph of
Note 3, Notes 4 and 13, as to which the date is June 22, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty concerning BlueLine Software, Inc.'s ability to continue as a going concern) appearing in the Current Report on Form 8-K of Apertus Technologies Incorporated dated July 17, 1995. We further consent to the reference to us under the heading "Experts" in such Prospectus.


  /s/  Deloitte & Touche LLP

Minneapolis, Minnesota
August 7, 1995